Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form F-1 of our report dated March 1, 2010, relating to the financial statements of Crude Carriers Corp. and our report dated January 28, 2010, relating to the financial statements of Cooper Consultants Co., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte. Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
March 1, 2010